                 SINCO INTERNATIONAL INVESTMENTS, INC.

TO:      Mr. Roger Wunderling
FROM:    Paul Forsberg
DATE:    February 28, 1997
SUBJECT: Lease Renewal at Highland

March 31, 1997 is the anniversary date of your current lease extension for two executive offices at the Historic Highland Building in Boulder, Colorado. We have enjoyed having Biex as a long term tenant in our building and hope that your staff have had an enjoyable and productive year here.

I have discussed the additional extension of your lease with Sina and we propose to extend your lease at a rate of $1,675 per month through March 31, 1998. All the other terms and conditions of the lease shall remain the same as stipulated in the original lease of January 30, 1995 and the Addendum dated May 10, 1996.

Specifically, the following terms of the 5/10/1996 Addendum will remain in effect:

- The Leased Premises shall consist of the two adjacent offices in the Northwest corner of the 2nd floor North suite.

- The lease will continue on a month-to-month basis with a 60 day notice to vacate required. Additionally, the date for termination cannot fall in the period from November 1, 1997 through January 31, 1998.

Please note that in addition, only two parking spaces will be available for Biex employees and/or guests. Due to our recent parking problems, parking provisions will be rigorously enforced this year.

If this proposal is acceptable to you, please sign in the space provided below and return a copy for our files. If you have any questions or would like to further discuss the extension terms, please call either me or Sina Simantob at (303) 447-2641. We wish your operation continuing success at Highland and look forward to being of service to your staff in the upcoming year.



Accepted:

/s/ ROGER WUNDERLING                 3-26-97
--------------------------------------------
Roger Wunderling, CFO                 Date
Biex, Inc.

                                     LEASE AGREEMENT

   This lease agreement, made and entered into this 30th day of January, 1995, by and between Sina Simantob, Highland School Offices, 885 Arapahoe, Boulder, Colorado, hereinafter referred to as "Landlord" and Biex, Inc., 885 Arapahoe Ave. Boulder, hereinafter referred to as "Tenant";

   Witnesseth:

   In consideration of the covenants, terms, conditions, agreements and payments as hereinafter set forth, the parties hereto covenant and agree as follows:

   1. PROPERTY--LEASED PREMISES

      Landlord hereby leases unto Tenant the following described premises:

3 single offices in the 2nd floor North executive suite plus furniture in 3rd office -- VD G.G.

which shall hereinafter be referred to as the "leased premises"; the leasing of which shall be covered by the terms of this agreement.

   2. TERM

      The term of this Lease shall commence at 12:00 noon on the 1st day of February, 1995, and unless terminated as herein provided, for, shall end at 12:00 noon on the 31st day of January, 1996.

   3. RENT

   Tenant shall pay to Landlord, at the address of Landlord as herein set forth, the following as rental for the leased premises:

   A. The base rental for the full term hereof shall be TWENTY FOUR THOUSAND AND THREE HUNDRED DOLLARS ($24,300). Said rental shall be payable in monthly installments (basic monthly rental) of TWO THOUSAND AND TWENTY FIVE Dollars ($2,025.00) in advance on the first day of each month during the term hereof. Landlord acknowledges receipt of sum of FOUR HUNDRED AND FIFTY Dollars ($450.00) paid by Tenant upon the execution hereof to be held as security by Landlord throughout the term of this Lease and any extension for the faithful performance of Tenant's obligations, covenants, and agreements hereunder. Landlord shall have the right to apply all or any portion of such deposit to cure any and all defaults of Tenant, and, in the event that any of such deposit or part thereof shall be expended prior to the termination of this Lease, Tenant agrees promptly to reimburse Landlord for any such expenditures. The deposit will be returned to the Tenant by the Landlord with interest paid for the period held at ZERO percent (0%)/annum.

   4. TAXES -- REAL PROPERTY -- RESPONSIBILITY

   Landlord shall be responsible for the general real property taxes and for the real property and the improvements of which the leased premises are a part as levied and assessed for each year during the term hereof.

   5. TAXES -- PERSONAL PROPERTY -- RESPONSIBILITY

   Tenant shall be responsible and pay for any and all taxes and or assessments levied and or assessed against any furniture, fixtures, equipment and items of a similar nature installed and/or located in or about the leased premises by Tenant, except for furniture rented from Highland
Office -- VD  G.G.

   6. UTILITY SERVICES

   Landlord shall be responsible for and promptly pay charges for heat, water, gas, electricity, sewer, and any other utility service used or consumed on the premises.

   7. HOLDING OVER

   If, after expiration of the term of this Lease, Tenant shall remain in possession of the leased premises and continue to pay rent without a written agreement as to such possession, then Tenant shall be deemed a month-to-month Tenant and the rental rate during such holdover tenancy shall be equivalent to the monthly rental paid for the last month of tenancy under this Lease, as adjusted by increases in the Consumer Price Index, as specified above. No holding over by Tenant shall operate to renew or extend this Lease without the written consent of Landlord to such renewal or extension having been first obtained.

   8. MODIFICATIONS OR EXTENSIONS

      No modification or extension of this Lease shall be binding unless in writing, signed by the parties hereto and endorsed hereon or attached hereto.

   9. ALTERATIONS, ADDITIONS, AND CHANGES -- RESPONSIBILITY

   Tenant may, at its own cost and expense, paint or paper walls or ceiling, or change floor coverings in the leased premises, provided that (a) the structural integrity of the building of which the leased premises are a part shall not be affected or diminished; and (b) the value of the building of which the leased premises are a part shall not be diminished; and (c) the exterior appearance of the leased premises or of the building of which the leased premises are a part is not thereby altered or changed; and (d) the cost of any such alteration, addition, or change does not exceed five hundred dollars ($500.00); and (e) the sprinkler system design and function, if any, is not thereby affected, modified, altered, or changed. In all instances, Tenant shall secure prior approval and consent of Landlord in writing for any proposed alteration, addition or change. At the time such approval is sought, Tenant shall submit to Landlord written plans and specifications for such work together with a written statement of estimated cost of such work and the name of the contractor whom Tenant proposes to engage to perform such work. Landlord must give prior written approval for any signs to be placed in or on the leased premises or in or on the building of which the leased premises are a part, regardless of size or value. As a condition to the granting of approval for any signs, or of approval for any alterations additions, or changes, Landlord shall have the right to require Tenant to furnish a bond or other security acceptable to Landlord sufficient to insure completion of and payment for any such work to be so performed.

   10. PARKING

   Tenant, its employees, agents, and visitors shall have the right to use a total of three (3) parking spaces provided on the property described on
Exhibit III, attached hereto. Tenant agrees to pay Zero Dollars ($-0-) in advance as monthly rental for said parking spaces, to be payable concurrently with the rental for the leased premises as provided for in this lease. Tenant, its employees, agents, and visitors agree to obey and abide by all rules and regulations as established, modified, or amended from time to time by Landlord for the safety, protection, cleanliness, preservation of order and for other purposes in connection with such parking spaces, ingress and egress and other automobile and pedestrian use of said property. Landlord reserves the right to specifically assign and reassign from time to time any or all of said parking spaces among the tenants of the building in any manner in which Landlord deems reasonable in Landlord's sole judgement and opinion provided that in no event shall Landlord diminish the total number of parking spaces for the Tenant as set forth above. Landlord shall not be responsible to Tenant, its employees, agents or visitors for any other tenant, visitor or user of said parking spaces.

   11. CARE OF LEASED PREMISES -- RESPONSIBILITY

   During the term of this Lease, Tenant agrees to keep clean and maintain the interior of the leased premises in good condition and repair at Tenant's cost and expense. Tenant further agrees at the end of the term to return the leased premises to Landlord in substantially as good condition, as when received, except for usual and ordinary wear and tear. Tenant further agrees to be responsible for any repairs and/or maintenance required for any part of the improvements of which the leased premises are a part where such repair and/or maintenance is necessitated by actions or inactions of Tenant and/or activities conducted by Tenant on the leased premises.

   12. CONTROL OF COMMON AREAS AND FACILITIES

   Entrances and exits, common areas, local telephone service and other facilities furnished by Landlord in, on or near the improvements of which the leased premises are a portion, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable written rules and regulations with respect to said facilities and areas and charges therefor.

   13. CARE OF PROPERTY -- RESPONSIBILITY

   Landlord shall keep and maintain the roof and exterior of the building, the exterior grounds and all common areas of the improvements of which the leased premises are a part in good repair and condition.

   14. USE OF PREMISES AND CARE OF GROUNDS -- TENANTS

   Tenant shall conform to all present and future laws and ordinances of any governmental authority having jurisdiction over the leased premises. Tenant shall not allow any accumulation of trash or debris on the leased premises or within any portion of the improvements of which the leased premises are a part. All receiving and delivery of goods and merchandise and all removal of garbage and refuse shall be made only by way of the rear and/or other service door provided therefor as specified by Landlord. In the event the leased premises shall have no such door, then these matters shall be handled in a manner satisfactory to Landlord. No storage of any material outside of the leased premises shall be allowed unless first approved by Landlord in writing, and then in only such areas as are designated by Landlord. Tenant shall not commit or suffer any waste on the leased premises nor shall Tenant permit any nuisance to be maintained on the leased premises or permit any disorderly conduct, common noise or other activity having a tendency to annoy or disturb any occupants of any part of the improvements of which the leased premises are a part and/or any adjoining property.

   15. LIABILITY FOR OVERLOAD

   Tenant shall be liable for the cost of any damage to the leased premises, the improvements of which the leased premises are a part, or the sidewalks and pavements adjoining the same which will result from the movement of heavy articles. Tenant shall not unduly load or overload the floors or any part of the leased premises.

   16. GLASS AND DOOR RESPONSIBILITY

   17. RULES AND REGULATIONS

   Landlord reserves the right to adopt and promulgate rules and regulations applicable to the leased premises and the land and improvements of which the leased premises are a part and from time to time to amend or supplement said rules or regulations. Notice of such rules and regulations and amendments and supplements thereto shall be given to Tenant, and Tenant agrees to comply with and observe such rules and regulations and amendments and supplements thereto, provided, however, the same shall apply uniformly to all tenants of the improvements of which the leased premises are a part.

   18. USE OF PREMISES

   Tenant shall use the leased premises for professional offices which shall include the sale and offering for sale of all of the goods, wares and merchandise and the performance of such services as are usually incidental to such business but shall refrain from the sale of merchandise and performance of services not usually incidental to such business. The operation of any other business on the leased premises is hereby expressly prohibited. Tenant shall keep the business being conducted on the leased premises open for business during normal business hours of all business days applicable to such business. Nothing in this Lease shall be construed as granting Tenant an exclusive right to the sale or furnishing or any particular merchandise or service. Tenant shall continuously and uninterruptedly during the term of the Lease, occupy and use the leased premises for the purposes hereinabove specified unless prevented from so doing by causes beyond Tenant's control. No auction, fire or bankruptcy sales may be conducted in the leased premises without the prior written approval and consent of Landlord. Tenant shall not carry any stock of goods or do anything in or about the leased premises which will, in any way, void or make voidable or tend to increase the rates for any insurance on the leased premises and/or the improvements of which the leased premises are a part and/or the real property on which said improvements are located. Tenant agrees to pay, as additional rent, an amount equal to any increase in the insurance premiums that may be charged during the term of this Lease for the amount of the insurance carried by Landlord on the total improvements of which the leased premises are a part when such increase results from activities carried on by Tenant on the leased premises, whether or not Landlord has consented to the same.

   19. INSURANCE -- RESPONSIBILITY OF TENANT

   Tenant shall procure, pay for and maintain comprehensive public liability insurance for the mutual benefit of Landlord and Tenant providing coverage from any loss or damage occasioned by an accident or casualty, on, about or adjacent to the leased premises, which policy shall be written on an "occurrence basis" with limits on not less than $100,000 liability coverage and $10,000 property damage coverage. In addition thereto, Tenant shall at all times procure, pay for and maintain fire legal liability insurance coverage and water damage legal liability insurance coverage on the leased premises. Certificates of such insurance shall be delivered to Landlord and shall provide that said coverage shall not be changed, modified, reduced or cancelled without thirty (30) days prior written notice thereof being given to Landlord.

   20. INSURANCE -- RESPONSIBILITY OF TENANT

   The Landlord shall have and maintain in effect at all times, fire, extended coverage and vandalism and malicious mischief insurance in such amounts as shall be determined appropriate by Landlord.

   21. REGULATIONS ON USE -- TENANT RESPONSIBILITY

   It shall be Tenant's sole and exclusive responsibility to meet all fire regulations of any governmental unit having jurisdiction over the leased premises as such regulation affect Tenant's operations, all at Tenant's sole cost and expense. Tenant further agrees not to install any electrical equipment that overloads any electrical paneling, circuitry or wiring and further agrees to comply with the requirements of the insurance underwriter or any governmental authorities having jurisdiction thereof.

   22. DAMAGE TO LEASED PREMISES

    In the event the leased premises and/or the improvements of which the leased premises are a part shall be totally destroyed by fire or other casualty or so badly damaged that, in the opinion of Landlord, it is not feasible to repair or rebuild same, Landlord shall have the right to terminate this Lease upon written notice to Tenant. If the leased premises shall be partially damaged by fire or other casualty, except if caused by Tenant's negligence, and said leased premises are not rendered untenantable thereby, as determined by Landlord, an appropriate reduction of the rent shall be allowed for the unoccupied portion of the leased premises until repair thereof shall be substantially completed. If the leased premises are rendered untenantable thereby, except if caused by Tenant's negligence, Tenant may, at its election, terminate this Lease as of the day of the damage. If Tenant elects not to terminate the Lease, the rent shall abate in proportion to the loss of use of the leased premises by Tenant during such untenantability.

   23. INSPECTION OF AND RIGHT OF ENTRY TO LEASED PREMISES

   A. Tenant has inspected the leased premises and accepts the same in the condition that exists as of the date hereof.

   B. Landlord, and/or Landlord's agents and employees, shall have the right to enter the leased premises at all times during regular business hours and, at all times during emergencies, to examine the leased premises, to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all materials into and upon said premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while such repairs, alterations, improvements or additions are being made, for reason of loss or interruption or business of Tenant or otherwise. Landlord reserves the right, at any time during the term hereof, to exhibit the leased premises to any prospective purchaser of the improvements of which the leased premises are a part and/or to place upon the leased premises and/or the improvements of which the leased premises are a part a notice or sign indicating the property is for sale, and, during the six months prior to the expiration of the term of this Lease or any renewal thereof. Landlord may exhibit the premises to prospective tenants and may place upon the leased premises the usual notices indicating the leased premises are for lease.

   24. DEFAULT -- REMEDIES OF LANDLORD

   If Tenant shall default in the payment of rent or in the keeping of any of the terms, covenants or conditions of this lease to be kept and or performed by Tenant, Landlord may immediately, or at any time thereafter, reenter the leased premises, remove all persons and property therefrom without being liable to indictment, prosecution for damage therefor, or for forcible entry and detainer, and repossess and enjoy the leased premises, together with all additions thereto or alterations and improvements thereof. If Tenant shall default in any payment or in keeping any term of this Lease, Landlord's claim against Tenant for such default shall give rise to a lien on any fixtures, additions, furniture, and the like belonging to Tenant on the leased premises. Landlord may, at its option, at any time and from time to time thereafter, relet the leased premises or any part therefor for the account of Tenant or otherwise, and receive and collect the rents there for and apply the same first to the payment of such expenses as Landlord may have incurred in recovering possession and for putting the same in good order and condition for rerental, and expense, commissions and charges paid by Landlord in reletting the leased premises. Any such reletting may be for the remainder of the term of this Lease or for a longer or shorter period. In lieu of reletting such leased premises, Landlord may occupy the same or cause the same to be occupied by others. Whether or not the leased premises or any part thereof be relet. Tenant shall pay the Landlord the rent and all other charges required to be paid by Tenant up to the time of the expiration of this Lease or of such recovered possession, as the case may be, and thereafter, Tenant, if required by Landlord, shall pay to Landlord until the end of the term of this Lease, the equivalent of the amount of all rent reserved herein and all other charges required to be paid by Tenant, less the net amount received by Landlord for such reletting, if any. If the leased premises shall be reoccupied by Landlord, then, from and after the date of repossession, Tenant shall be discharged of any obligations to Landlord under the provisions hereof for the payment of rent. In event of any default by Tenant, and regardless of whether the premises shall be relet or possessed by Landlord, any fixtures, additions, furniture, and the like then on the premises may be retained by Landlord. In the event Tenant is in default under the terms hereof and, by the sole determination of Landlord, has abandoned the leased premises, Landlord shall have the right to remove all the Tenant's property from the leased premises and dispose of said property in such manner as determined best by Landlord, all at the cost and expense of Tenant and without liability of Landlord for the actions so taken. In the event an assignment of Tenant's business or property shall be made for the benefit of creditors, or, if the Tenant's leasehold interest under the terms of this Agreement shall be levied upon by execution or seized by virtue of any writ of any court of law, or, if application be made for the appointment of a receiver for the business or property of Tenant, or, if a petition in bankruptcy shall be filed by or against Tenant, then and in any such case, at Landlord's option, with or without notice, Landlord may terminate this Lease and immediately retake possession of the leased premises without the same working any forfeiture of the obligations of Tenant hereunder. In addition to remedy granted to Landlord by the terms hereof, Landlord shall have available any and all rights and remedies available under the Statutes of the State of Colorado. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered exclusive of any other remedy but shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by Statute. Further, all powers and remedies given by this Lease to Landlord may be exercised, from time to time, and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or shall be considered to be a waiver of any such default or acquiescence thereof. The acceptance of rental by Landlord shall not be deemed to be a waiver of any breach of any of the covenants herein contained or of any of the rights of Landlord to any remedies herein given.

   25. LEGAL PROCEEDINGS -- RESPONSIBILITY

   In the event of any proceeding at law or in equity wherein Landlord, without being in default as to its covenants under the terms hereof, shall be made a party to any litigation by reason of Tenant's interest in the leased premises or, in the event Landlord shall be required to commence any legal proceedings relating to the leased premises and/or Tenant's occupancy thereof and/or Tenant's relation thereto, Landlord shall be allowed and Tenant shall be liable for and shall pay all costs and expenses incurred by Landlord, including reasonable attorney's fees.

   26. INDEMNITY

   Tenant hereby agrees to defend, pay, indemnify, and save free and harmless Landlord, from and against any and all claims, demands, fines, suits, actions, proceedings, orders, decrees, and judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all costs and expenses, including reasonable attorney's fees, resulting from or in connection with loss of life, bodily or personal injury or property damage arising, directly or indirectly, out of or from or on account of any occurrence in, upon, at, or from the premises or occasioned wholly or in part through the use and occupancy of the premises or any improvement therein or appurtenances thereto, or by any act or omission or negligence of Tenant or any subtenant, concessionaire or licensee of Tenant, or their respective employees, agents or contractors, in, upon, at, or from the leased premises or its appurtenances.

   In case any action or proceeding be brought against Landlord by reason of any obligation on Tenant's part to be performed under the terms of this lease, or arising from any act of negligence of the Tenant, or of its agents or employees, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.

   27. ASSIGNMENT OR SUBLETTING

   Tenant may not assign the Lease, or sublet the leased premises without the written consent of Landlord.

   28. WARRANTY OF TITLE

   Landlord covenants it has good right to lease the leased premises in the manner described herein and that Tenant shall peaceably and quietly have, hold, occupy, and enjoy the premises during the term of the Lease.

   29. ACCESS

   Landlord shall provide Tenant non-exclusive access to the leased premises through and across land and/or other improvements owned by Landlord. Landlord shall have the right to designate, during the term of this Lease, all such non-exclusive access and other common facilities of the land and/or improvements of which the leased premises are a part.

   30. GOVERNMENTAL ACQUISITION OF PROPERTY

   The parties agree that Landlord shall have complete freedom of negotiation and settlement of all matters pertaining to the acquisition of such property, it being understood and agreed that any financial settlement respecting land to be taken whether resulting from negotiation and agreement or condemnation proceedings, shall be the exclusive property of Landlord, there being no sharing whatsoever between Landlord and Tenant of any sum received in settlement. Landlord shall, after the taking of the property, provide the same amount of square feet of land area and useable building space for Tenant's operations in the general vicinity of the leased premises and in the event Landlord cannot so do, Tenant shall have the right to terminate this Lease, but shall not receive payment of any form of compensation. The taking of land as noted herein shall not be considered as a breach of this Lease by Landlord, nor give rise to any claims in Tenant for damages or compensation from Landlord.

   31. CHANGES AND ADDITIONS TO IMPROVEMENTS

   Landlord reserves the right at any time to make alterations or additions to the improvements of which the leased premises are a part and/or to build additions or other structures adjoining said improvements. Landlord also reserves the right to construct other buildings and/or improvements in the immediate area of the improvements in which the leased premises are located and to make alterations or additions thereto, all as Landlord shall determine. Easements for light and air are not included in the leasing of the leased premises to Tenant. Landlord further reserves the right at any time to relocate, vary and adjust the size of any of the improvements, parking areas or other common areas relating to the land and/or improvements of which the leased premises are a part, provided, however, that all such changes shall be in compliance with the minimum requirements of governmental authorities having jurisdiction over the property.

   32. ENCUMBRANCES

   This Lease and all rights of the tenant hereunder are and shall be subject and subordinate to any mortgages or deeds of trust constituting a lien on the leased property, or any part thereof, whether such mortgages or deeds of trust have heretofor been, or may hereafter be placed upon the leased property to secure any indebtedness to any lender, institutional or private, and to any renewal, modification, consolidation, replacement, or extension of any such mortgages or deeds of trust. Tenant agrees to execute any documents which may be required by any Mortgagee or prospective Mortgagee confirming the provisions of this section.

   In the event that any mortgage is foreclosed for any reason, and the Mortgagee succeeds to the interest of the Landlord under the Lease, the Tenant shall be bound to the Mortgagee under all of the terms of the Lease for the balance of the term thereof remaining with the same force and effect as if the Mortgagee were the Landlord under the Lease, and the Tenant hereby attorns to the Mortgagee as its Landlord, such attornment to be effective and self-operative, without the execution of any further instrument on the part of either of the parties hereto, immediately upon the Mortgagee succeeding to the interest of the Landlord under the Lease. Tenant shall give notice in writing to any mortgage lender or holder of a deed of trust constituting a lien on the leased property of any alleged default by the Landlord and permit the lender or holder a reasonable opportunity to correct such alleged defaults. Tenant shall deliver a written certification to Landlord at Landlord's request certifying that Tenant is not in default under its obligations to third parties. Landlord is hereby irrevocably appointed and authorized as agent and attorney-in-fact of Tenant to execute all necessary subordination instruments in the event Tenant fails to execute said instruments within five (5) days after notice from Landlord demanding the execution thereof.

   33. OPTION TO EXTEND

   34. GUARANTEE AND FINANCIAL STATEMENTS

   This Lease, and Tenant's performance hereunder shall be personally guaranteed by VIVIAN K. DULLIEN, by the execution of the Guarantee Agreement set forth herein. A current financial statement of Tenant and of any parties so guaranteeing this Lease shall be provided to Landlord upon execution hereof and annually thereafter, if so requested by Landlord.

   35. INTEREST ON PAST DUE OBLIGATIONS

   Any amount due to Landlord not paid when due shall bear interest at one and one-half percent (1 1/2%) per month from due date until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

   36. LATE CHARGE

   The Landlord shall have the right to collect from Tenant, in addition to any amounts due under paragraph #6 and #35 above, a monthly collection service charge for any payment due to Landlord hereunder which is delinquent ten days or longer, said charge being Twenty-Five and No 100ths Dollars ($25.00) or three percent of said payment, whichever sum shall be greater.

   37. MEMORANDUM OF LEASE -- RECORDING

   The parties hereto agree this Lease shall not be recorded.

   38. NOTICE PROCEDURE

   All notices, demands, and requests which may or are required to be given by either party to the other shall be in writing and such that are to be given to Tenant shall be deemed to have been properly given if served on Tenant or an employee of Tenant or sent to Tenant by United States registered mail, return receipt requested, properly sealed, stamped, and addressed to Tenant at 885 ARAPAHOE AVE., BOULDER, COLO. 80302 or at such other place as Tenant may from time to time designate in a written notice to Landlord, and, such as are to be given to Landlord shall be deemed to have been properly given if personally served on Landlord or if sent to Landlord, United States registered mail, return receipt requested, properly sealed, stamped and addressed to Landlord at 885 Arapahoe, Boulder, Colorado 80302, or at such other place as Landlord may from time to time designate in a written notice to Tenant. Any notice given by mailing shall be effective as of the date of mailing as shown by the receipt given therefor.

   39. CONTROLLING LAW

   The Lease, and all terms hereunder shall be construed consistent with the laws of the State of Colorado.

   40. BINDING UPON SUCCESSORS

   The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant and their respective successors. This Lease shall be signed by the parties in duplicate, each of which shall be a complete and effective original Lease.

   41. PARTIAL INVALIDITY

   If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons and circumstances other than those to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

   42. MISCELLANEOUS

   All marginal notations and paragraph headings are for purposes of reference and shall not affect the true meaning and intent of the terms hereof. Throughout this Lease, wherever the words "Landlord" and "Tenant" are used, they shall include and imply to the singular, plural, persons both male and female, companies, partnerships and corporations, and in reading said Lease, the necessary grammatical changes required to make the provisions hereof mean and apply as aforesaid shall be made in the same manner as though originally included in said Lease.

- The monthly lease rate of $2025 includes the use of Bldg. common areas, kitchen, spa and conference room; In addition, Landlord shall provide janitorial service, telephone system and telephone reception services inclusive of the rental rate, subject to rules and regulations established for all tenants in the Bldg., plus furniture in 3rd office (desk, credenza, filing cabinet, bare shelves), and chair. Also use of copy and fax machines.

- Tenant agrees to limit the number of cars parked in the parking lot to no more than [COPY TO COME]. This lease is subject to cancellation by either party with a 60 day notice to [COPY TO COME].

   IN WITNESS WHEREOF, the parties have executed this Lease as of the date hereof.

             LANDLORD; HIGHLAND SCHOOL OFFICES, 885 Arapahoe, Boulder, CO 80302

             By:     [TO COME]
                ---------------------------------------------------------------

             TENANT:
                    -----------------------------------------------------------

             By:     /s/ VIVIAN DULLIEN
                ---------------------------------------------------------------


                                   GUARANTEE

   For and in consideration of the execution of this Lease Agreement by the parties hereto and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned, by their execution hereof, personally guarantee, jointly and severally, any and all obligations and payments of Tenant as herein set forth and contained.
  IN WITNESS WHEREOF, the undersigned have executed this document as of the date hereof.

         /s/ VIVIAN DULLIEN
--------------------------------------   --------------------------------------
Guarantor                                Guarantor

--------------------------------------   --------------------------------------
Guarantor                                Guarantor


STATE OF COLORADO   ]
                         ss.
COUNTY OF ______________


   The foregoing instrument was acknowledged before me this _____ day of _____________, 197____. Witness my hand and official seal.

                                         --------------------------------------
                                         Notary Public

My commission expires: